                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 TRIBUNE COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       DELAWARE                                             36-1880355
-----------------------                                  -------------------
(State of incorporation                                  (I.R.S. Employer
   or organization)                                      Identification No.)



435 North Michigan Avenue, Chicago, Illinois                  60611
(Address of principal executive offices)                    (Zip Code)



If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and                   12(g) of the Exchange Act and
is effective upon filing                        is effective pursuant to
pursuant to General                             General Instruction A.(d),
Instruction A.(c), please                       please check the following
check the following box. [X]                    box. [ ]

Securities Act registration statement file number to which this
form relates:    333-18921
              ---------------
              (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered
-------------------                             ------------------------------

__% Exchangeable Notes                          The New York Stock Exchange
Due August 15, 2001

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The description of the Registrant's __% Exchangeable Notes due August 15, 2001 (the "DECS"(sm)) to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of Debt Securities" in the Registration Statement on Form S-3 of Tribune Company (Registration No. 333-18921) (as the same may be amended from time to time the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe DECS shall be deemed to be incorporated herein by reference.

                  The Company has made an application for the listing of the DECS on The New York Stock Exchange.

ITEM 2.           EXHIBITS

Exhibit No.                                          Description

         1. Restated Certificate of Incorporation of Tribune Company, dated April 21, 1987; Certificate of Designation of Series B Convertible Preferred Stock, dated April 4, 1989 (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for 1991).

         2. Amended Certificate of Designation of Series A Junior Participating Preferred Stock, dated December 2, 1997 (incorporated by reference to Exhibit 3.1a to the Registrant's Annual Report on
                           Form 10-K for 1997).

         3. By-Laws of Tribune Company, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for 1996).

         4. Indenture dated as of January 1, 1997 between Tribune Company and Bank of Montreal Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated
                           January 14, 1997).

         5. Form of Supplemental Indenture dated as of July __, 1998 between Tribune Company and Bank of
                           Montreal Trust Company.

         6. Form of Note pursuant to the Supplemental Indenture dated as of July __, 1998 between Tribune Company and Bank of Montreal Trust Company.

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                                 TRIBUNE COMPANY



Date:  July 27, 1998                             By: /s/ R. Mark Mallory
                                                    ------------------------
                                                 Name:  R. Mark Mallory
                                                 Title:  Vice President and
                                                         Controller

Exhibit No.                               Description

         1. Restated Certificate of Incorporation of Tribune Company, dated April 21, 1987; Certificate of Designation of Series B Convertible Preferred Stock, dated April 4, 1989 (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for 1991).

         2. Amended Certificate of Designation of Series A Junior Participating Preferred Stock, dated December 2, 1997 (incorporated by reference to Exhibit 3.1a to the Registrant's Annual Report on
                           Form 10-K for 1997).

         3. By-Laws of Tribune Company, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for 1996).

         4. Indenture dated as of January 1, 1997 between Tribune Company and Bank of Montreal Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated
                           January 14, 1997).

         5. Form of Supplemental Indenture dated as of July __, 1998 between Tribune Company and Bank of
                           Montreal Trust Company.

         6. Form of Note pursuant to the Supplemental Indenture dated as of July __, 1998 between Tribune Company and Bank of Montreal Trust
                           Company.